Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders, Board of Directors and Audit Committee
South Plains Financial, Inc.
Lubbock, Texas

We consent to the incorporation by reference in South Plains Financial, Inc.’s Registration Statement (No. 333-231667) on Form S-8 and the Registration Statement (No. 333-250021) on Form S-4/A of our report dated March 7, 2022 relating to the consolidated financial statements of South Plains Financial, Inc. appearing in this Annual Report on Form 10-K.

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas
March 7, 2022